Exhibit 99.1

Zynex Announces 42% Increase in Third Quarter 2010 Revenue

Zynex, Inc. (OTCBB: ZYXI), a provider of pain management systems and electrotherapy products for medical patients with functional disability, announces a record number of orders and billed patients in the three months ended September 30, 2010.  The Company also generated record net revenues of $6,657,000 for the three months ended September 30, 2010, which represents a 42% increase over third quarter 2009 net revenue and a 16% increase sequentially over the second quarter of 2010.  Year to date net revenue of $17,274,000 increased 30% over the prior year to date net revenue.  Thomas Sandgaard, CEO, stated “We are excited with the continued revenue growth and outlook of the Company.  The investment in our sales team continues to generate a significant increase in orders.”

Zynex’s third quarter 2010 gross profit of $5,231,000 is also a record and reflects a 79% gross profit margin, unchanged from the previous quarter’s gross profit margin.  SG&A expenses in the third quarter totaled $4,606,000 compared to $2,906,000 in the third quarter 2009 and increased by 5% in the third quarter of 2010 as compared to $4,390,000 in the second quarter of 2010.  SG&A expenses reported in the third quarter of 2010 included expenses of $200,000, related to the transition of the Company’s Chief Financial Officer.  The Company reported positive net income for the quarter ended September 30, 2010 of $368,000, which showed significant improvement over the second quarter of 2010, as expenditures made in prior quarters have helped drive further top-line growth.  The Company’s continued focus on strengthening its balance sheet resulted in strong cash collections from customers in the quarter, which resulted in a cash position of $593,000 as of September 30, 2010 and a net reduction of the amount outstanding under the Company’s revolving line of credit.

Zynex is providing guidance for the full year of 2010 net revenues of between $24 million and $25 million.

Thomas Sandgaard, CEO, said: "I am happy to announce that our third quarter revenue came in at the high end of our estimated range of $6.2 to $6.8 million. We continued the trend of sequentially growing our top line 16%, significantly more than our selling, general and administrative expenses which only increased 5% between the second and third quarter. Our cash position also improved by $500,000, while at the same time the use of our Line of Credit decreased. We have previously made investments in our infrastructure that we believe put us in a position to finish the year strong and prepare us for continued growth in 2011.”

Highlights from the third quarter 2010 condensed consolidated financial statements:
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net revenue	$6,657	$4,691	$17,274	$13,270

Gross profit	5,231	3,793	13,630	11,113

Net income	368	459	330	2,118

Net income per share - diluted	$0.01	$0.02	$0.01	$0.07

Weighted average number of common shares outstanding - diluted	30,667,064	30,282,030	30,744,764	30,223,547

Cash	$593	$239	$593	$239

Total stockholders’ equity	8,080	7,053	8,080	7,053

Exhibit 99.1 -- Page 1 of 5

About Zynex

Zynex, Inc. (founded in 1996) engineers, manufactures, markets and sells its own design of electrotherapy medical devices in two distinct markets: standard digital electrotherapy products for pain relief and pain management; and the NeuroMove(TM) for stroke and spinal cord injury rehabilitation. Zynex's product lines are fully developed, FDA-cleared, commercially sold, and have been developed to uphold the Company's mission of improving the quality of life for patients suffering from impaired mobility due to stroke, spinal cord injury, or debilitating and chronic pain. Zynex has also announced the development of two new business units, Zynex Monitoring Solutions and Zynex NeuroDiagnostic.

Safe Harbor Statement

Certain statements in this release are "forward-looking" and as such are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain additional capital in order to grow our business, our ability to engage additional sales representatives, the success of such additional sales representatives, the need to obtain FDA clearance and CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement from insurance companies for products sold or rented to our customers, acceptance of our products by health insurance providers, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the uncertain outcome of pending material litigation and other risks described in our filings with the Securities and Exchange Commission including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009.

Contact: Zynex, Inc. Thomas Sandgaard, CEO, 303-703-4906

Exhibit 99.1 -- Page 2 of 5

ZYNEX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net revenue:
Rental	$2,032	$2,548	$6,639	$7,797
Sales	4,625	2,143	10,635	5,473
	6,657	4,691	17,274	13,270

Cost of revenue:
Rental	169	346	702	967
Sales	1,257	552	2,942	1,190
	1,426	898	3,644	2,157

Gross profit	5,231	3,793	13,630	11,113

Selling, general and administrative expense	4,606	2,906	12,842	7,784

Income from operations	625	887	788	3,329

Other income expense:
Interest income	2	-	5	3
Interest expense and loss on extinguishment
of debt	(45)	(38)	(177)	(113)
Other expense	-	-	(16)	(1)
(Loss) gain on value of derivative liability	-	(25)	-	172
	(43)	(63)	(188)	61

Income before income tax	582	824	600	3,390

Income tax expense	214	365	270	1,272

Net income	$368	$459	$330	$2,118

Net income per share:
Basic	$0.01	$0.02	$0.01	$0.07

Diluted	$0.01	$0.02	$0.01	$0.07

Weighted average number of common
shares outstanding:
Basic	30,569,441	30,086,784	30,555,778	29,997,276

Diluted	30,667,064	30,282,030	30,744,764	30,223,547

Exhibit 99.1 -- Page 3 of 5

ZYNEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	September 30,	December 31,
	2010	2009
	(UNAUDITED)
ASSETS
Current Assets:
Cash	$593	$863
Accounts receivable, net	6,628	5,039
Inventory	3,425	2,034
Prepaid expenses	39	139
Deferred tax asset	1,248	864
Other current assets	76	77

Total current assets	12,009	9,016

Property and equipment, net	2,654	2,718
Deposits	174	166
Deferred financing fees, net	100	30

Total assets	$14,937	$11,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Line of credit	$972	$-
Current portion of capital leases and other obligations	71	95
Accounts payable	1,485	1,127
Income taxes payable	541	905
Accrued payroll and payroll taxes	651	426
Other accrued liabilities	894	788

Total current liabilities	4,614	3,341

Capital leases and other obligations, less current portion	261	20
Deferred rent liability	1,390	544
Deferred tax liability	592	539

Total liabilities	6,857	4,444

Stockholders' Equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized,
30,569,667 (2010) and 30,497,318 (2009) shares issued and outstanding	31	30
Paid-in capital	4,620	4,357
Retained earnings	3,429	3,099

Total stockholders' equity	8,080	7,486

Total liabilities and stockholders’ equity	$14,937	$11,930

Exhibit 99.1 -- Page 4 of 5

ZYNEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, AMOUNTS IN THOUSANDS)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net income	$330	$2,118
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation expense	591	499
Provision for provider discounts	55,221	39,004
Provision for losses in accounts receivable (uncollectibility)	3,286	2,369
Amortization of financing fees	31	21
Gain on value of derivative liability	-	(172)
Change in reserve for obsolete inventory	(2)	152
Deferred rent expense	846	-
Net loss on disposal of equipment	18	-
Issuance of common stock for consulting services	61	75
Employee stock based compensation expense	203	113
Deferred tax benefit	(331)	(172)
Changes in operating assets and liabilities:
Accounts receivable	(60,096)	(41,851)
Inventory	(1,389)	(88)
Prepaid expenses	100	53
Other current assets	(19)	(108))
Accounts payable	358	(306)
Accrued liabilities	331	(451)
Income taxes payable	(364)	506

Net cash (used in) provided by operating activities	(825)	1,762

Cash flows from investing activities:
Proceeds received in lease termination	108	-
Purchases of equipment	(271)	(818)

Net cash used in investing activities	(163)	(818)

Cash flows from financing activities:
Decrease in bank overdraft	-	(113)
Net borrowings from (payments on) line of credit	972	(682)
Deferred financing fees	(90)	-
Payments on notes payable and capital leases	(164)	(29)
Repayments of loans from stockholder	-	(25)
Issuance of common stock	-	144

Net cash provided by (used in) financing activities	718	(705)

Net (decrease) increase in cash	(270)	239
Cash at beginning of period	863	-
Cash at end of period	$593	$239

Supplemental cash flow information:
Interest paid	$75	$113
Income taxes paid (including interest and penalties)	$955	$935

Supplemental disclosure of non-cash investing and financing activities:
Equipment acquired through capital lease	$334	$-

Exhibit 99.1 -- Page 5 of 5